Exhibit 99.1

PRESS RELEASE

Blackbaud Extends President and CEO Mike Gianoni’s Contract
With a New Three-Year Contract in Place, Gianoni Aims to Accelerate Achievement of the
Rule of 40 Financial Framework

Charleston, S.C. (September 21, 2022) — Blackbaud, Inc. (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today announced it has extended President and CEO Mike Gianoni’s employment contract for an additional three years.
The new arrangement extends Gianoni’s service through December 2025. Gianoni has been with Blackbaud since January 2014.
“We are very pleased to extend Mike Gianoni’s service and retain his continuity of leadership as president and CEO of Blackbaud,” said Andrew M. Leitch, chairman of the board, Blackbaud. “For the past nine years, Mike has proven his adept ability to drive value for the company’s stakeholders—customers, employees and shareholders alike—while scaling market expansion and leading the company through several periods of growth and change. Furthermore, and most importantly, we are now well positioned and structured to leverage our significant corporate investments and current status to pursue aggressive, strategic, aspirational goals and are very confident that under Mike’s continued leadership, supported by an outstanding senior management team, we can deliver significant, enhanced shareholder value over the next three years.”
During Gianoni’s tenure, he has helped Blackbaud integrate and simplify its core product portfolio, while transitioning to the Blackbaud SKY® platform and standing up a first-class customer success program. Blackbaud has grown its payments business exponentially and expanded its total addressable market through the strategic acquisitions of JustGiving, YourCause and EVERFI, among others. In addition, Gianoni led the company in the transition to a remote-first workplace, helping establish a thriving culture with flexibility and benefits that attract top talent.
“In addition to continuing to push forward on product innovation and customer outcomes, I look forward to driving accelerated revenue growth and meaningful margin expansion over the next several years, as we execute on our long-term goal of achieving the Rule of 40,” said Gianoni. “We are now targeting the Rule of 40 within the next three years, by the end of 2025, with a goal of achieving at least a 33 on the Rule of 40 in 2023.”
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.
Media Inquiries
media@blackbaud.com

PRESS RELEASE
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.